Tax Exempt Funds          N-SAR 06/30/2017

Exhibit 99.77I

Terms of new or amended securities

During the period covered by this report Class B shares of the First Investors California Tax Exempt Fund were no longer available for purchase. This was disclosed in a supplement dated April 12, 2017 to the First Investors Tax Exempt Funds Prospectus which was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on April 12, 2017 (Accession No. 0000898432-17-000453),
and is hereby incorporated by reference as part of the response to
Item 77I of Form N-SAR.


During the period covered by this report the First Investors Tax Exempt Funds disclosed a reduction in the sales charges for Class A shares. The reduction was disclosed in a supplement dated
January 1, 2017 to the First Investors Tax Exempt Funds Prospectus which was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on January 1, 2017
(Accession No. 0000898432-17-000119), and is hereby incorporated by reference as part of the response to Item 77I of Form N-SAR.